Exhibit 10.3
AMENDMENT TO AMENDED & RESTATED
EMPLOYMENT AGREEMENT
THIS AMENDMENT TO AMENDED & RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), effective as of April 28, 2025 (the “Effective Date”), by and between Alignment Healthcare USA, LLC, a California corporation (the “Employer”), and John E. Kao (the “Employee”).
RECITALS
WHEREAS, Company and Employee are parties to that certain Amended & Restated Employment Agreement, effective March 26, 2021 (the “Agreement”); and
WHEREAS, pursuant to and in accordance with Section 19 of the Agreement, Employer and Employee now desire to amend the Agreement in order to effect certain changes to the terms and conditions of Employee’s employment in connection with his new role, as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.1Defined Terms. Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Agreement. All section references in this Amendment are to sections of the Agreement, unless otherwise stated herein.

1.2Amendments to Agreement. As of the Effective Date, Section 1 of the Agreement is hereby amended by amending and restating the definition of “Good Reason” in its entirety as follows:
“‘Good Reason’ shall mean the occurrence of any of the following events without Employee’s express written consent: (i) a reduction in Employee’s annual base salary or annual target bonus opportunity; (ii) a diminution in Employee’s status, authority, title, duties or responsibilities (including a change which results in the Employer no longer being a publicly traded entity or you no longer being the chief executive officer of a publicly traded entity) or (iii) a failure of the Employer’s successor to assume and perform this Agreement as contemplated hereof; provided that any such termination by Employee shall only be deemed for Good Reason pursuant to this definition if: (1) Employee gives Employer written notice within sixty (60) days following Employee’s initial awareness of the occurrence of the condition(s) that Employee believes constitute(s) Good Reason, which notice shall describe such condition(s) and Employee’s intent to terminate for Good Reason; (2) Employer fails to remedy such condition(s) to Employee’s satisfaction within thirty (30) days following receipt of the written notice (such 30 period, as applicable, the “Cure Period”); and (3) Employee voluntarily terminates Employee’s employment within thirty (30) days following the end of the Cure Period. For purposes of the definition of

‘Good Reason,’ Employer includes Alignment Healthcare, Inc. and all of its Subsidiaries and Affiliates.”
1.3Remainder of Agreement Terms. All remaining provisions of the Agreement shall remain unchanged. In the event of any inconsistency or conflict between any term or condition of the Agreement and this Amendment, the terms of this Amendment shall govern and prevail.
1.4Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.
1.5Choice of Law. This Amendment shall be construed and enforced under and be governed as to its validity and effect by the laws of the State of California without regard to the conflict of laws principles thereof.
1.6Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, representations, and understandings, whether written or oral.
[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
ALIGNMENT HEALTHCARE USA, LLC

By: /s/ Christopher Joyce
 Name: Christopher Joyce
Title:    Chief Legal & Administrative Officer

By: /s/ John Kao
Name: John Kao, individually

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